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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP of our report dated February 13, 2015, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, appearing in the Current Report on Form 8-K of Phillips 66 Partners LP dated February 13, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

        We also consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP of our report dated February 13, 2015, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, appearing in the Current Report on Form 8-K of Phillips 66 Partners LP dated February 13, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado March 31, 2015

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  Exhibit 23.3